Exhibit 1.1

DIAMONDROCK HOSPITALITY COMPANY

(a Maryland corporation)

6,612,500 Shares of Common Stock

PURCHASE AGREEMENT

Dated:  September 20, 2006

DIAMONDROCK HOSPITALITY COMPANY

(a Maryland corporation)

6,612,500 Shares of Common Stock

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

September 20, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

CITIGROUP GLOBAL MARKETS INC.

as Representatives of the several Underwriters

c/o                               Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center

New York, New York  10080

Ladies and Gentlemen:

DiamondRock Hospitality Company, a Maryland corporation (the “Company”) and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”) confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“Citigroup”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Merrill Lynch and Citigroup are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 5,750,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 862,500 additional shares of Common Stock to cover overallotments, if any. The aforesaid 5,750,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 862,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (No. 333-135386), which registration statement included a related basic prospectus dated June 28, 2006 (the “Basic Prospectus”), relating to an indeterminate aggregate offering price or number of, among other securities, the Securities.  Registration Statement 333-135386, including any amendments thereto filed prior to the Applicable Time, became effective upon filing with the Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”).  The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B of the 1933 Act (“Rule 430B”) is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Except where the context otherwise requires, Registration Statement 333-135386, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof or incorporated by reference thereto and the documents included therein by the 1933 Act Regulations, including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Securities, is herein called the “Prospectus.” Any reference in this Agreement to the Registration Statement, the General Disclosure Package (defined below), the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of each Effective Date or the Execution Time (defined below) or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”), which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be.

The Company owns 100% of the partnership interests of the Partnership and DiamondRock Hospitality, LLC, a wholly-owned subsidiary of the Company, is the sole general partner of the Partnership.  The Partnership directly or indirectly owns seventeen (17) hotels as described in the Prospectus (individually a “Hotel” and collectively, the “Hotels”).  The Partnership has entered into an agreement (the “Acquisition Agreement”) to acquire one additional hotel in Chicago, Illinois (the “Chicago Conrad”) as described in the Prospectus (the “Chicago Acquisition”).  The Partnership (or one of its subsidiaries) leases each of the Hotels to a wholly-owned subsidiary (a “Lessee”), pursuant to a separate lease (collectively, the “Leases”).  The Partnership will lease the Chicago Conrad to a Lessee pursuant to a lease (the “Chicago Lease”) substantially similar to the Leases.  All of the Hotels are operated and managed by a manager (the “Manager”) pursuant to separate management agreements (collectively, the “Management Agreements”), each between a Lessee and the Manager.  The Manager will operate the Chicago Conrad pursuant to a management agreement (the “Chicago Management Agreement”) between a Lessee and the Manager.  The Leases and the Management Agreements are referred to herein, collectively, as the “Hotel Agreements.”  The Acquisition Agreement, the Chicago Lease and the Chicago Management Agreement are referred to herein as the “Other Transaction Agreements.”

1.             Representations and Warranties.

(a)           Representations and Warranties by the Company and the Partnership.  The Company and the Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)      Compliance with Registration Requirements.

(A)      Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(B)       At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C)       Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(D)       Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the 1934 Act and, when read together with the other information in the General Disclosure Package, as of the Applicable Time, and in the Prospectus, at the date of the Prospectus, at the First Closing Date or the Second Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the 1934 Act, in all material respects, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(E)       As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the information set forth on Schedule D hereto and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(F)       Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any

preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(G)       The representations and warranties in subsections (B) through (E) above shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(H)       Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(I)        At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(J)        As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:00 am (Eastern time) on September 21, 2006 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(ii)           Offering Materials.  The Company has not distributed and will not distribute, prior to the later of the last Date of Delivery or the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than an Issuer General Use Free Writing Prospectus, a preliminary prospectus and the Prospectus.

(iii)          No Stop Order. No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

(iv)          Capitalization.  The shares of Common Stock conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; at the Closing Time, 76,653,159 shares of Common Stock will be issued and outstanding; all of the outstanding shares of Common Stock of the Company and the outstanding shares of capital stock or equity interests of each subsidiary of the Company, all of which are listed on Schedule F attached hereto (each, including the Partnership, except where noted, a “Subsidiary”, and collectively, “Subsidiaries”) have been duly and validly authorized and issued are fully paid and nonassessable, and except as disclosed in the General Disclosure Package and Prospectus, all of the outstanding shares of capital stock, partnership interests and limited liability company membership interests, as applicable, of the Subsidiaries, including the Partnership, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the General Disclosure Package and Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(v)           Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure to be so qualified or licensed, individually or in the aggregate, (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto) (any such effect or change described in clause (ii) hereof is hereinafter called a “Material Adverse Effect”); except for pledges of limited liability company membership interests granted in connection with the incurrence of debt as disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of common stock, capital stock, limited liability company membership interests or partnership interests, as applicable, of each Subsidiary are owned by the Company directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except for restrictions in loan documents entered into in connection with indebtedness, which loan documents were provided to the Representatives (or their counsel) and are disclosed in the General Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from (A) paying dividends to the Company, (B) making any other distribution with respect to such Subsidiary’s capital stock, (C) repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or (D) transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than the Subsidiaries, the Company does not, and upon completion of the offering of the Securities will not, own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity other than the Subsidiaries.

(vi)          Ownership of the Partnership; Good Standing of the Subsidiaries.  The Company is the sole general partner of the Partnership and owns, directly or indirectly, 100% of the partnership interests (“Units”) in the Partnership; the Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each Subsidiary is duly qualified or licensed to transact business as a foreign entity and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license, and in which the failure to be so qualified or licensed, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(vii)         The Partnership Agreement.  The Agreement of Limited Partnership of the Partnership, as further amended and/or restated (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of each of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(viii)        Compliance with Laws.  The Company, the Subsidiaries, the Hotels and to the knowledge of the Company, the Chicago Conrad are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect.

(ix)           Absence of Breaches and Defaults. The Company is not in violation of its Articles of Amendment and Restatement, as amended and/or restated (the “Articles”), or its bylaws, as amended and/or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Partnership Agreement, and no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements); neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(x)            Absence of Conflicts.  The execution, delivery and performance of this Agreement, the Other Transaction Agreements and the other agreements listed as exhibits to the Registration Statement by the Company and the Partnership (to the extent a party thereto) and the issuance, sale and delivery by the Company of the Securities and the consummation of the transactions contemplated herein or in the Other Transaction Agreements, do not and will not (A) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time or both would constitute a breach or default) (i) by the Company of any provisions of its Articles or Bylaws, by the Partnership of any provisions of its Certificate of Limited Partnership or Partnership Agreement, by any Subsidiary (excluding the Partnership) of any provision of its organizational documents, or (ii) by the Company or any Subsidiary of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) by the Company or any Subsidiary under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the use of clauses (A)(ii) and (A)(iii) above, for such conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)           Company Authorization of Agreement and Offering. The Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the corporate power to issue, sell and deliver the Securities as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xii)          Partnership Authorization of Agreement and Offering.  The Partnership has the full partnership power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xiii)         Authorization and Description of the Acquisition Agreement.  The Acquisition Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company, the Partnership and the Subsidiaries (to the extent a party thereto), and to the knowledge of the Company and the Partnership, by each of the other parties thereto and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity; the description of the agreement set forth under the heading “Description of the Partnership Agreement of DiamondRock Hospitality Limited Partnership” constitutes a complete and accurate summary of the material terms thereof.

(xiv)        Absence of Further Requirements.  No approval, authorization, consent or order of, or registration or filing with, any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s or the Partnership’s or any Subsidiary’s execution, delivery and performance of this Agreement or the Other Transaction Agreements or the consummation of the transactions contemplated herein or therein, including the sale and delivery of the Securities, or any Subsidiary’s execution, delivery and performance of the Other Transaction Agreements other than (i) such approvals as have been obtained, or will have been obtained before the Closing Time or each Date of Delivery, as the case may be, under the 1933 Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Securities on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iv) such approvals that the absence of which would not reasonably be expected to have a Material Adverse Effect and (v) with respect to the Other Transaction Agreements, such approvals as have been obtained, or will have been obtained either before or after the applicable closing date under the Acquisition Agreement.

(xv)         Possession of Licenses and Permits.  Each of the Company, the Subsidiaries, and, to the knowledge of the Company, the Manager with respect to the Hotels and the Chicago Conrad, has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, except for such licenses, permits, authorizations, consents and other approvals the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries, nor any Hotel nor, to the knowledge of the Company, the Chicago Conrad or, to the knowledge of the Company, the Manager with respect to the Hotels or the Chicago Conrad, is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any Subsidiary or any Hotel or the Chicago Conrad the effect of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xvi)        Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Hotel or, to the knowledge of the Company, the Chicago Conrad or, to the knowledge of the Company, the Manager with respect to the Hotels or the Chicago Conrad, or which has as the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of its Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(xvii)       Financial Statements.  The consolidated financial statements of the Company and the Subsidiaries, including the notes thereto, and the financial statements of the Chicago Conrad, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the respective entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and shareholders’ equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Registration Statement, if any, fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth or incorporated by reference in the Registration Statement, the General Disclosure Package, the preliminary prospectus and the Prospectus fairly present the information shown therein and has been compiled on a basis consistent with the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Registration Statement, the General Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xviii)      Independent Accountants.  Each of KPMG LLP and Ernst & Young LLP, who have audited certain financial statements of the Covered Entities and have expressed their opinions in reports with respect to the financial statements of the Covered Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are, and were during the periods covered by its respective reports, independent registered public accounting firms with respect to the Covered Entities as required by the 1933 Act.

(xix)         No Material Adverse Change in Business.  Subsequent to the respective dates as of which information is given in the Registration  Statement, the General Disclosure Package, the preliminary prospectus and the Prospectus, and except as may be otherwise stated in the Registration Statement, the General Disclosure Package or the Prospectus, as of the date hereof and the Closing Time and each Date of Delivery, as the case may be, there has not been (A) any Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any probable transaction or binding agreement that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of capital stock.

(xx)          Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package, the preliminary prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act; and no person has a right of participation or first refusal with respect to the sale of the Securities by the Company.

(xxi)         Authorization of the Securities.  The issuance and sale of the Securities to the Underwriters hereunder have been duly authorized by the Company, and when issued and duly delivered against payment therefor as contemplated by this Agreement, the Securities will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(xxii)        Authorization of the Units.  The issuance of the Units to the Company in exchange for contribution of proceeds from the sale of the Securities described in the General Disclosure Package and the Prospectus has been duly authorized by the Partnership, and when issued and duly delivered against payment therefor, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership; and the issuance of Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party.

(xxiii)       Transfer Taxes.  Except as disclosed in the Registration Statement, the General Disclosure Package and in the Prospectus, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xxiv)       Listing on NYSE.  The Securities have been registered pursuant to Section 12(b) of the 1934 Act and at the Closing Time, the Securities will be duly listed and admitted and authorized for trading on the New York Stock Exchange, subject only to official notice of issuance.

(xxv)        Absence of Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvi)       NASD.  Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(xxvii)      Legal, Tax or Accounting Advice.  Neither the Company nor the Partnership has relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(xxviii)     Form of Stock Certificate.  The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the New York Stock Exchange.

(xxix)       Title to Property.  (A) The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property owned or leased by them that are material to the business as described in the General Disclosure Package and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are (i) disclosed in the General Disclosure Package and the Prospectus or (ii) listed as an exception to the owner’s or leasehold title insurance policies furnished by the Company to the Underwriters and their counsel or (iii) could not reasonably be expected to have a material adverse effect on the Company’s interest in the related property, the value of such property or the business conducted thereon; (B) any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and (C) except with respect to the Company’s corporate headquarters at 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817 (the “Headquarters”), the Company or a Subsidiary has an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement, General Disclosure Package and Prospectus as being owned or leased, as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(xxx)        Condition of Property.  To the knowledge of the Company, all real property owned or leased by the Company or any Subsidiary (other than the Company’s corporate headquarters office space), whether owned in fee simple or through a joint venture or other partnership, including the Hotels and the Chicago Conrad (each, a “Property” and collectively, the “Properties”), is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the General Disclosure Package and the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that could have a Material Adverse Effect.

(xxxi)       Property Leases.  Except with respect to the Headquarters, each of the properties listed in the General Disclosure Package and the Prospectus as a property with respect to which the Company or one of its Subsidiaries has a leasehold interest is the subject of a lease that has been assigned to a Subsidiary pursuant to an assignment which has been duly and validly authorized, executed and delivered by or on behalf of the Company and the Partnership, and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(xxxii)      Disclosure of Legal Matters.  The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are or will be legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except with respect to this Agreement to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; and to the best of the Company’s knowledge, no party thereto is in, or with the passage of time or the giving of notice or both will be in, breach or default under any of such agreements that could have a Material Adverse Effect.

(xxxiii)     Possession of Intellectual Property.  The Company and each Subsidiary, and, to the knowledge of the Company, the Manager with respect to the Hotels and the Chicago Conrad, owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the General Disclosure Package and Prospectus; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the General Disclosure Package and Prospectus and are not described as required.

(xxxiv)     Accounting and Disclosure Controls.  The Company, each of the Subsidiaries and, to the knowledge of the Company, the Manager with respect to the Hotels and the Chicago Conrad maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) management is made aware of all material transactions concerning the Company or its properties; and (vi) the Company qualifies as a REIT under the requirements of the Code.  The Company, each of the Subsidiaries and, to the knowledge of the Company, the Manager with respect to the Hotels employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xxxv)      Payment of Taxes.  Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all such tax liabilities are adequately provided for on the respective books of such entities.

(xxxvi)     Insurance.  Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect; and except for insurance coverage for the Courtyard Manhattan/Midtown East which was denied by one carrier prior to its conversion to a Marriott Courtyard, neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii)    Environmental Laws.  The Company has obtained Phase I Environmental Audits with respect to the Properties as described in the General Disclosure Package and the Prospectus and except as otherwise disclosed in the General Disclosure Package and the Prospectus, (i) none of the Company, the Partnership, any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the Properties, has used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Property, except for the use, handling, storage, and transportation of Hazardous Materials (a) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (b) in compliance with applicable Environmental Statutes (as defined below); (ii) the Company, the Partnership and the other Subsidiaries do not intend to use any Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, handling, storage, and transportation of Hazardous Materials (a) necessary for the operation of the Hotels and consistent with (1) the practice of comparable hotels in the industry and (2) the intended or recommended use, handling, storage and transportation of such Hazardous Materials, and (b) in compliance with applicable Environmental Statutes; (iii) none of the Company, the Partnership, nor any of the other Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any Property or any assets described in the General Disclosure Package and the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party or of an agent of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (iv) no Property is included or proposed for inclusion on the National Priorities

List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as defined below).

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act (Solid Waste Disposal Act), as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136-136y, the Clean Air Act, as amended, 42 U.S.C. Sections 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), as amended, 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the General Disclosure Package and the Prospectus (a “Governmental Authority”).

(xxxviii)   Environmental Liabilities.  To the knowledge of the Company, there are no costs or liabilities associated with the Properties pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could reasonably be expected to have a Material Adverse Effect.

(xxxix)      Independent Appraisals and Environmental Reports.  To the knowledge of the Company, none of the entities that prepared appraisals of the Properties, nor the entities that prepared Phase I or other environmental assessments with respect to any Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee.

(xl)           Anti-Discrimination Laws.  None of the Company, the Partnership or any Subsidiary or, to the knowledge of the Company, the Manager, with respect to the Hotels and the Chicago Conrad, is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable U.S. federal or state wages and hours law, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(xli)          ERISA.  Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification, in each case, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlii)         Anti-Bribery Laws.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company any officer, director, manager or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Business Conduct provided to the Underwriters, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(xliii)        Loans to Certain Related Parties.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(xliv)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlv)        Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xlvi)       Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlvii)      Office of Foreign Assets Control.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlviii)     Affiliations with Underwriters.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlix)        Compliance with Securities Laws.  All securities issued by the Company, any of the Subsidiaries or any entity established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation or formation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange.  The Company is in compliance in all material respects with the current listing standards of the New York Stock Exchange.

(l)            Rights and Actions Affecting Properties.  To the knowledge of the Company, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other similar proceeding or action that will in any material respect affect the size of use of, improvements on, construction on or access to any of the Properties, except such zoning changes, proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Partnership or any of the Subsidiaries that are required to be described in the General Disclosure Package and the Prospectus (or the preliminary prospectus) are disclosed therein; to the knowledge of the Company, no lessee, licensee, concessionaire or vendor of any portion of any of the Properties is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases or licenses, except such defaults that could not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has an option or right of first refusal to purchase all or any part of any Hotel or, to the knowledge of the Company, the Chicago Conrad or any interest therein.

(li)           Convertible Property Interests.  The mortgages and deeds of trust encumbering the Hotels and the Chicago Conrad are not convertible into equity interests in the property, nor will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

(lii)          Securities Convertible into Common Stock.  In connection with the offering of the Securities, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the 1933 Act.

(liii)         Finder’s Fees.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(liv)         Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described.

(lv)          Investment Company Act.  Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Securities and the use of the proceeds as described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(lvi)         Absence of Labor Disputes.  There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, the Manager with respect to the Hotels which could reasonably be expected to have a Material Adverse Effect.

(lvii)        Statistical and Market Related Data.  The industry, statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources available that the Company believes are reliable and, to the knowledge of the Company, such data are accurate.

(lviii)       Federal Tax Status.  The Company elected to be taxed as a real estate investment trust (a “REIT”) under the Code commencing with its taxable year ended December 31, 2005; commencing with the Company’s taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed ownership and operations will allow the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2006 and in the future; as long as the Partnership has only one member for federal income tax purposes, it will be disregarded as an entity separate from the Company and if and when the Partnership has two or more members for federal income tax purposes, the Partnership will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and will not be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years; and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2006 or at any time thereafter.

(lix)          Tax Disclosures.  The factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth in the General Disclosure Package and the Prospectus under the headings “Federal Income Tax Considerations” and “Supplement to Federal Income Tax

Considerations” accurately and completely summarize the matters referred to therein in all material respects.

(lx)           Absence of Business Interruption.  Neither the Company, any of its Subsidiaries, nor any Hotel or the Chicago Conrad has sustained, since December 31, 2005, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the General Disclosure Package and the Prospectus.

(lxi)          Chicago Acquisition.  The Chicago Lease will be, in all material respects, in the form of the Leases, and the Chicago Management Agreement will be in the same form as provided to the Representatives prior to the date hereof.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company, the Partnership, or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Partnership to each Underwriter as to the matters covered thereby.

2.             Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein  set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 862,500 shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Denominations; Registration; Payment.  The Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours’ prior notice.  The Company will cause the certificates representing the Initial Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, or at the office of DTC or its designated custodian, as the case may be.  The time and date of such delivery and payment shall be at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 6:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Any Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.             Covenants of the Company and the Partnership.  The Company and the Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will pay any required registration fee for this offering pursuant to Rule 456(b)(1) under the 1933 Act within the time period required by such rule (without regard to the proviso therein relating to the four business days extension to the payment deadline) and in any event prior to the Closing Time.

(b)           Filing of Amendments and 1934 Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or any Incorporated Document, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations at least 24 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents at least 24 hours prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object unless the Company’s legal counsel has advised the Company that filing such documents is required pursuant to the 1934 Act or 1934 Act Regulations.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the

Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus (if any) as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158.  The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)            Listing.  The Company will effect the listing of the Securities on the New York Stock Exchange, subject to notice of issuance, and use commercially reasonable efforts to comply at all times with the listing requirements of the New York Stock Exchange or another national securities exchange, as amended from time to time, and use its commercially reasonable efforts to maintain such listing on the New York Stock Exchange or another national securities exchange.

(j)            Restriction on Sale of Securities.  During a period of thirty (30) days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (provided that the Company may file one or more post-effective amendments to registration statement no. 333-123809 solely for the purpose of updating such registration statement as may be legally required or otherwise legally obligated) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that (A) the Company may offer and issue its Common Stock under the Company’s 2004 Stock Option and Equity Incentive Plan and (B) the Company may offer and issue Common Stock or Units in the Partnership as consideration for the Company’s or the Partnership’s acquisition of real property and (C) may file a registration statement on Form S-8 solely with respect to the Company’s 2004 Stock Option and Equity Incentive Plan, but only if, in the case of both (A) and (B) above, the holders of such shares or Units agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or Units during such 30-day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives).

(k)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l)            Price Manipulation.  The Company will not, and will use its best efforts to cause its officers, directors, partners and affiliates, as applicable, not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(m)          Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n)           Compliance with Laws.  The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act in each case, upon and at all times after the applicable compliance date (if any).

(o)           Undertakings.  The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(p)           REIT Qualification.  The Company shall not take any action to revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code, except as otherwise determined by the Board of Directors of the Company to be in the best interests of stockholders.

(q)           Investment Company.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

4.             Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show”  (if any) undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company, and 50% of the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that (A) the Representatives shall pay their direct costs and expenses associated with the road show and (B) the Underwriters shall pay 50% of the costs of chartered aircraft and other transportation chartered in connection with the road show, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange .

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 9(a)(i), 9(a)(ii) or 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Partnership contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.  No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected.

(b)           Opinion of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, from each of:

(i)            Goodwin Procter LLP, counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii)           Michael D. Schecter, Esq., counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iii)          Goodwin Procter LLP, counsel for the Company and the Subsidiaries, as to tax matters, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request

(c)           Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)           Officers’ Certificate.  At Closing Time, the Representatives shall have received a certificate of the Chairman and Chief Executive Officer or President and Chief Operating Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the Company and the

Partnership, dated as of Closing Time, to the effect that the signers of such certificates have carefully examined the Prospectus and General Disclosure Package and (i) there has been no (A) Material Adverse Effect, (B) transaction that is material to the Company and the Subsidiaries considered as one enterprise, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (D) any change in the capitalization of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the capital stock, limited liability company membership interests or partnership interest of any Subsidiary, except in case of each of clauses (A) through (E) above, as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from each of KPMG LLP and Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.  Such letters shall address the audited financial statements, unaudited interim financial statements (including a statement that such unaudited financial statements have been reviewed in accordance with the standards established under Statement on Auditing Standards No. 100), pro forma financial statements and shall provide customary negative assurances.

(f)            Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from each of KPMG LLP and Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section.  The affirmation of statements made in such letters shall be as of a date not more than two (2) Business Days prior to Closing Time.

(g)           Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h)           No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)            Lock-up Agreements.  On or about the date of this Agreement, but in no event later than the Closing Time, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto, other than Daniel J. Altobello, who shall deliver such agreement as soon as reasonably practicable after the Closing Time.

(j)            No Material Adverse Effects. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect.

(k)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and Partnership contained herein and the statements in any certificates furnished by the Company, the Partnership and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinions of Counsels for Company.  The favorable opinion of Goodwin Procter LLP, counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof. The favorable opinion of Michael D. Schecter, Esq., counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.  The favorable opinion of Goodwin Procter LLP, counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof.

(iii)          Opinion of Counsel for Underwriters.  The favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter.  A letter from each of KPMG LLP and Ernst & Young LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof. The affirmation of statements made in such letters shall be as of a date not more than two (2) Business Days prior to the date thereof.

(l)            Additional Documents.  At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

6.             Indemnification.

(a)           Indemnification of Underwriters.  (1) The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company and its Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein as such appears in the Prospectus in the [fifth, eleventh, twelfth and twenty-second] paragraphs under the heading “Underwriting.”

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (accompanied by documentation or detailed description of such fees and expenses), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.             Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Partnership  and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company with respect to contribution.

8.             Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

9.             Termination of Agreement.

(a)           Termination; General.  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Delivery Date, (i) if any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been, in the judgment of the Representatives, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of national or international hostilities, other national or international calamity or crisis (including without limitation any terrorist or similar attack), any change in the United States or international financial markets, or any substantial change in United States’ or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares in the manner and on the terms described in the Prospectus (exclusive of any supplement thereto) or enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, New York or Maryland authorities or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States, or (viii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

(c)           Notice of Termination.  If the Representatives elect to terminate this Agreement as provided in this Article 9, the Company and the Underwriters shall be notified promptly by electronic communication to the Company’ Chief Executive Officer or by facsimile.

10.           Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

11.           In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

12.           Default by the Company.  (a) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

13.           Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

14.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Jeffrey Horowitz and to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention of Chris Djoganopoulos; notices to the Company and the Partnership shall be directed to the offices of the Company at 6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, Attention: Michael D. Schecter (facsimile 301-380-6727), with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, 02109, Attention: Suzanne D. Lecaroz, (facsimile no. 617523-1231).

15.           No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16.           Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

17.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.           TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

19.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

20.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

21.           Definitions.

The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

For purposes of Section 1(a) and for the avoidance of doubt, the phrase “to the Knowledge of the Company”, to the extent such phrase is used to qualify the representations and warranties of the Company that relate to the Manager, refers to the knowledge of the Company or its employees or agents (not including the Manager) gained in the ordinary course of the Company’s business and through the Company’s correspondence and communications made in the ordinary course of business.

“U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

		By:	/s/ Mark W. Brugger
			Name:	Mark W. Brugger
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

DIAMONDROCK HOSPITALITY L.P.

		By:	DIAMONDROCK HOSPITALITY COMPANY,
its general partner

			By:	/s/ Mark W. Brugger
Name: Mark W. Brugger
Title: Executive Vice President, Chief Financial Officer and Treasurer

Accepted and agreed to as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Alexander Virtue
Title: Vice President, Investment Banking

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Christopher S. Shea
Title: Vice President

For itself and as Representatives of the other Underwriters named on Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	2,875,000

Citigroup Global Markets Inc.	2,875,000

Total	5,750,000

Sch A-1

SCHEDULE B

DIAMONDROCK HOSPITALITY COMPANY
6,612,500 Shares of Common Stock
(Par Value $0.01 Per Share)

1.   The price per share for the Securities paid by the Underwriters, determined as provided in said Section 2, shall be $16.90.

Sch B-1

SCHEDULE C

List of persons and entities subject to lock-up

William W. McCarten
John L. Williams
Daniel J. Altobello
W. Robert Grafton
Gilbert T. Ray
Maureen L. McAvey
Mark W. Brugger
Michael D. Schecter
Sean M. Mahoney

Sch C-1

SCHEDULE D

Information Conveyed at the Applicable Time

Price per share:	$17.10

Offering Size:	5,750,000 or 6,612,500 shares if the Underwriters exercise their over-allotment option in full

Underwriting Discount:	The public offering price for the Securities will be $17.10 per share, with an underwriting discount of $0.20 per share

Closing Date:	September 26, 2006

Sch D-1

SCHEDULE E

Issuer General Use Free Writing Prospectuses

None.

Sch E-1

SCHEDULE F

Subsidiaries of the Company

Jurisdiction in Which Company Qualified as a Foreign Corporation:  N/A

	Subsidiary	Jurisdiction of Organization	Jurisdiction in Which Qualified as a Foreign Corporation

1.	Bloodstone TRS, Inc.	Delaware	N/A
2.	DiamondRock Alpharetta Owner, LLC	Delaware	Georgia
3.	DiamondRock Alpharetta Tenant, LLC	Delaware	Georgia
4.	DiamondRock Bethesda General, LLC	Delaware	Maryland
5.	DiamondRock Bethesda Limited, LLC	Delaware	Maryland
6.	DiamondRock Bethesda Tenant, LLC	Delaware	Maryland
7.	DiamondRock Buckhead Owner, LLC	Delaware	Georgia
8.	DiamondRock Buckhead Tenant, LLC	Delaware	Georgia
9.	DiamondRock Cayman Islands, Inc.	Cayman Islands, BWI	N/A
10.	DiamondRock Chicago Conrad Owner, LLC	Delware	Illinois
11.	DiamondRock Chicago Conrad Tenant, LLC	Delaware	Illinois
12.	DiamondRock Chicago Owner, LLC	Delaware	Illinois
13.	DiamondRock Chicago Tenant, LLC	Delaware	Illinois
14.	DiamondRock East 40th Street NYC Owner, LLC	Delaware	New York
15.	DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware	New York
16.	DiamondRock East 40th Street NYC Tenant, LLC	Delaware	New York
17.	DiamondRock Frenchman’s Holdings, LLC	Delaware	N/A
18.	DiamondRock Frenchman’s Owner, Inc.	USVI	N/A
19.	DiamondRock Griffin Gate Owner, LLC	Delaware	Kentucky
20.	DiamondRock Griffin Gate Tenant, LLC	Delaware	Kentucky
21.	DiamondRock Hospitality, LLC	Delaware	N/A
22.	DiamondRock Hospitality Limited Partnership	Delaware	N/A
23.	DiamondRock LAX Owner, LLC	Delaware	California
24.	DiamondRock LAX Tenant, LLC	Delaware	California
25.	DiamondRock Manhattan/Midtown East Owner, LLC	Delaware	New York
26.	DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware	New York
27.	DiamondRock Manhattan/Midtown East Tenant Holdings, LLC	Delaware	New York
28.	DiamondRock Oak Brook Owner, LLC	Delaware	Illinois
29.	DiamondRock Oak Brook Tenant, LLC	Delaware	Illinois
30.	DiamondRock Orlando Airport Owner, LLC	Delaware	Florida
31.	DiamondRock Orlando Airport Tenant, LLC	Delaware	Florida
32.	DiamondRock Salt Lake Owner, LLC	Delaware	Utah
33.	DiamondRock Salt Lake Tenant, LLC	Delaware	Utah
34.	DiamondRock Sonoma Owner, LLC	Delaware	California
35.	DiamondRock Sonoma Tenant, LLC	Delaware	California

B-1

36.	DiamondRock Torrance Owner, LLC	Delaware	California
37.	DiamondRock Torrance Tenant, LLC	Delaware	California
38.	DiamondRock Vail Owner, LLC	Delaware	Colorado
39.	DiamondRock Vail Tenant, LLC	Delaware	Colorado
40.	DRH Worthington Owner General, LLC	Delaware	Texas
41.	DRH Worthington Owner Limited, LLC	Delaware	Texas
42.	DRH Worthington Owner Limited Partnership	Delaware	*Texas
*dba DRH Worthington Owner I Limited Partnership in Texas only
43.	DRH Worthington Tenant General, LLC
44.	DRH Worthington Tenant Limited, LLC	Delaware	Texas
45.	DRH Worthington Tenant Limited Partnership	Delaware	**Texas
**dba DRH Worthington Tenant I Limited Partnership in Texas only
46.	Noble-DiamondRock Perimeter Center Owner, LLC	Delaware	Georgia
47.	Noble-DiamondRock Perimeter Center Tenant, LLC	Delaware	Georiga
48.	Rock Spring Park Hotel Limited Partnership	Maryland	N/A

B-2